10753 Macatawa Drive
Holland, MI 49424

NEWS RELEASE NASDAQ NATIONAL MARKET: FOR RELEASE DATE: Contact:	MCBC Immediate April 19, 2007 Jon W. Swets, CFO 616-494-7645

Holland, Michigan — Macatawa Bank Corporation Announces Stock Dividend

Macatawa Bank Corporation has declared a stock dividend in the amount of 5%, to be paid May 30, 2007, to stockholders of record on May 11, 2007. This is the seventh consecutive annual stock dividend that the Company has paid.

Ben Smith, Chairman and CEO of Macatawa Bank Corporation, announced the stock dividend at the annual shareholder meeting earlier today.

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its subsidiary, the Corporation offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 25 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing; business and personal deposit services, ATM’s and Internet banking services, trust and employee benefit plan services, and various investment services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

“CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.”